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As Filed with the Securities and Exchange Commission on May 14 , 1996

                                                           Registration No. 33-
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                       ----------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                             ----------------------


                            ACKERLEY COMMUNICATIONS, INC.
                  (Exact name of issuer as specified on its charter)


       DELAWARE                                         91-1043807
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                       identification no.)


                             800 FIFTH AVENUE, SUITE 3770
                              SEATTLE, WASHINGTON  98104
                       (Address of principal executive offices)


                            ACKERLEY COMMUNICATIONS, INC.
                   NONEMPLOYEE-DIRECTORS' EQUITY COMPENSATION PLAN
                               (Full title of the plan)


                     Please send copies of all communications to:


DENIS M. CURLEY                             CARMEN L. SMITH
Executive Vice President and                Attorney-at-Law
 Chief Financial Officer,                   Graham & Dunn
 Treasurer & Secretary                      33rd Floor
Ackerley Communications, Inc.                    1420 Fifth Avenue
800 Fifth Avenue, Suite 3770                Seattle, Washington  98101
Seattle, Washington  98104

(206) 624-2888                                   (206) 624-8300

                 (Name, address including zip code, telephone number
                      including area code, of agent for service)


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                           CALCULATION OF REGISTRATION FEE

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                                      Proposed     Proposed
Title of                              Maximum      Maximum
Securities        Amount              Offering     Aggregate       Amount of
to Be             to Be               Price Per    Offering        Registration
Registered        Registered          Share(1)     Price(1)        Fee
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Common Stock,
$.01 Par Value    100,000 Shares(2)   $ 22.31      $ 2,231,000     $ 769.31

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(1) Estimated solely for the purpose of calculating the amount of the
    registration fee.   Pursuant to Rule 457(c) under the Securities Act of
    1933, as amended (the "Securities Act"), the price per share is estimated to be $22.31, based on the average of the high ($22.625) and low ($22.00) trading prices of the common stock, $.01 par value per share ("Common Stock"), of Ackerley Communications, Inc. ("Registrant"), as reported by the American Stock Exchange on May 9, 1996.

(2) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as permitted by Rule 416.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in the Registration
Statement:

    (a) The description of the shares of the Common Stock contained in the Registration Statement on Form S-1 dated September 29, 1989 (Registration No. 33-30541), including any amendment or report updating such description.

    (b) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

    (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

    (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or


                                         -1-

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proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

    Under Article SEVENTH of the Registrant's Third Restated Certificate of Incorporation and Section 9.1 of the Registrant's Bylaws, the Registrant indemnifies all directors and officers to the full extent permitted by the DGCL against any liability and the expenses incurred in defense of liability, except to the extent such law requires the purchase and maintenance of insurance permitted under Section 145(g) of the DGCL. The Registrant will pay the expenses of any director or officer in defense of such liability in advance of the final disposition of the matter upon receipt of an undertaking by such director or officer to repay such amounts if it shall ultimately be determined that he or she is not entitled to such indemnification.

    Except to the extent set forth above, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

    The Registrant maintains directors' and officers' liability insurance for the directors and principal officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number                    Description
- --------------                -----------

    5.1  Opinion of Graham & Dunn regarding legality of securities.

   23.1  Consent of Ernst & Young LLP.

   23.2  Consent of Graham & Dunn (included in opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (see Signature Pages and certified resolutions of Registrant's Board of Directors).

   99.1 Ackerley Communications, Inc. Nonemployee-Directors' Equity Compensation Plan.


                                         -2-

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   ITEM 9.    UNDERTAKINGS.

A.  The undersigned Registrant hereby undertakes:

    (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer


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of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 10th day of May, 1996.


                                       ACKERLEY COMMUNICATIONS, INC.


                                       By:  /s/ Denis M. Curley
                                           -------------------------------------
                                           Denis M. Curley
                                           Executive Vice President and Chief
                                           Financial Officer, Treasurer &
                                           Secretary


                                  POWER OF ATTORNEY


    Each person whose individual signature appears below hereby authorizes and appoints Barry A. Ackerley and Denis M. Curley and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

    Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on the 10th day of May, 1996.


          Signature                          Title
          ---------                          -----

/s/ Barry A. Ackerley             Chairman and Chief Executive Officer
- ------------------------------
Barry A. Ackerley                  (Principal Executive Officer)


/s/ Denis M. Curley               Executive Vice President and Chief Financial
- ------------------------------     Officer, Treasurer & Secretary (Principal
Denis M. Curley                     Financial Officer)


/s/ Keith W. Ritzmann             Vice President and Controller
- ------------------------------
Keith W. Ritzmann                  (Principal Accounting Officer)


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Gail A. Ackerley *                Director
- ------------------------------
Gail A. Ackerley


Richard P. Cooley *               Director
- ------------------------------
Richard P. Cooley


M. Ian G. Gilchrist *             Director
- ------------------------------
M. Ian G. Gilchrist


Michel C. Thielen *               Director
- ------------------------------
Michel C. Thielen


By:  /s/ Denis M. Curley
    -----------------------------
    Attorney-in-Fact


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                                       EXHIBITS


Exhibit Number                    Description
- --------------                    -----------


    5.1    Opinion of Graham & Dunn Regarding Legality of Securities.

   23.1    Consent of Ernst & Young LLP.

   23.2    Consent of Graham & Dunn (included in opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (see Signature Pages and Certified Resolutions of Registrant's Board of Directors).

   99.1 Ackerley Communications, Inc. Nonemployee-Directors' Equity Compensation Plan.


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